Exhibit (C)(2)

Chemspec International Limited

March 18, 2011

Presentation to the Special Committee

Privileged and Confidential

w w w . H L . c o m U. S. 8 0 0. 7 8 8. 5 3 0 0 E u r o p e + 4 4. 2 0. 7 8 3 9. 3 3 5 5 H o n g K o n g + 8 52.3551. 2 3 0 0 J a p a n + 8 1. 3. 4 5 7 7. 6000

Los Angeles

New York

Chicago

San Francisco

Minneapolis

Washington, D.C.

Dallas

Atlanta

London

Paris

Frankfurt

Hong Kong

Tokyo

Beijing

Chemspec

International Limited

Page

Executive Summary 2

Valuation Support 6

Trading Analyses 11

Appendix 18

Additional Financial Analyses 19

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Chemspec

International Limited

Page

Executive Summary 2

Valuation Support 6

Trading Analyses 11

Appendix 18

Additional Financial Analyses 19

1

Chemspec

International Limited

Page

Executive Summary 2

Valuation Support 6

Trading Analyses 11

Appendix 18

Additional Financial Analyses 19

1

Chemspec

International Limited

Page

Executive Summary 2

Valuation Support 6

Trading Analyses 11

Appendix 18

Additional Financial Analyses 19

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Summary of the Transaction1

Parties to the Transaction

Chemspec International Limited (“Chemspec”, or the “Company”)

Halogen Limited (“Parent”): a Cayman Islands limited liability company, currently owned by:

Dr. Jianhua Yang (“Dr. Yang” or the “Chairman”)

Primavera Capital Management Ltd. (together with Dr. Yang and certain members of Company management, the “Buyer Group”)2

Halogen Mergersub Limited (“Merger Sub”): a Cayman Islands limited liability company with all outstanding shares owned by the Parent

Form of Transaction

Merger: Merger Sub to be merged with and into the Company, with the Company surviving the Merger and becoming a wholly owned subsidiary of the Parent

Form of Consideration

Cash Only: each ordinary share of the Company (a “Share”), including Shares represented by American Depository Shares (“ADS”), each representing 60 Shares, shall be cancelled in exchange for the right to receive US$0.135 in cash per Share, or US$8.10 in cash per ADS (the “Merger Consideration”), with the exception of Excluded Shares and ADSs representing Excluded Shares

“Excluded Shares” means, collectively:

Shares and ADSs beneficially owned (as determined pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) by Dr. Yang or any person controlled by Dr. Yang

Shares and ADSs beneficially owned (as determined pursuant to Rule 13d-3 under the Exchange Act) by Mr. Yunlong Yuan or Mr. Weinian Qi or any person controlled by either of the foregoing

Shares owned by holders who have validly exercised and not effectively withdrawn or lost their appraisal rights

Adoption of the Agreement is subject to the receipt of:

The approval by a majority in number of the holders of the shares representing at least 75% of the total issued and outstanding shares, unless a revision to the Cayman Companies Law is brought into legal effect prior to the shareholders’ meeting that provides for a different threshold

Majority of the minority: the affirmative vote of shareholders representing more than 50% of the ordinary shares (excluding the Excluded Shares) present and voting at the shareholders’ meeting

The Buyer Group owns, directly or indirectly, approximately 58.9% of the total outstanding shares. In order to obtain the majority of the minority approval, holders of at least approximately 20.6% of the total outstanding shares not held by the Buyer Group must vote in favor of the Transaction, assuming all shareholders are present and voting at the Shareholder Meeting. Dr. David Yunhung Tang (Dr. Tang), who is not considered part of the Buyer Group, owns, directly or indirectly, approximately 14.0% of the total outstanding shares, and his intentions remain unclear.

Financing: Approximately US$120,100,0003 (not including professional fees and other expenses)

Approximately US$50,100,000 equity provided by the Buyer Group3

US$70,000,000 million senior term loan provided by Standard Chartered Bank (“Standard Chartered”)

1. This summary is intended only as an overview of selected terms and is not intended to cover all terms or details of the Transaction.

2. According to Dr. Yang and Primavera, two members of the Company management, Mr. Yunlong Yuan and Mr. Weinian Qi, will join the Buyer Group prior to the closing of the Transactions.

3. Numbers rounded to the nearest hundred thousands. The amount of equity financing required is calculated based on the offer price of $8.10 for approximately 14.8 million of ADSs (41.1% ownership) not owned by the Chairman and his affiliates, minus the $70.0 million Standard Chartered senior term loan. The amount of equity financing calculated do not include the option shares to be cashed out at closing.

Source: Draft dated March 18, 2011 of the Agreement and Plan of Merger among Halogen Limited, Halogen Mergersub Limited and Chemspec International Limited (the “Agreement”).

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Transaction Value Overview

Summary of Transaction Value
(dollars and ADSs in millions, except per ADS values)

(dollars and ADS in millions, except per ADS values)

Security	ADS Outstanding[1]	Per ADS Transaction Consideration
ADS	36.1	$8.10

Implied Values	
Implied Common Equity	**$292.1**
Adjustments[2]:	
Debt	3.8
Cash	(15.0)
Minority Interest	0.9
Amount Due to Related Parties[3]	0.8
Implied Enterprise Value	**$282.6**
Implied Transaction Multiples	
	Implied Multiple
Revenue	
FYE 12/31/2010	1.72x
NFY 12/31/2011	1.62x
EBITDA	
FYE 12/31/2010	5.6x
NFY 12/31/2011	5.7x

FYE = Fiscal Year End
NFY = Next Fiscal Year

Implied Premiums to Historical Stock Trading Prices

Trading Period Prior to 11/12/10	Average Closing ADS Price	Implied Premium Per ADS Transaction Consideration over Average Closing ADS Price
1 Day	$6.32	28.2%
5 Day	$6.87	17.9%
10 Day	$6.71	20.8%
1 Month	$6.50	24.6%
3 Month	$6.56	23.5%
6 Month	$7.02	15.3%
1 Year	$7.04	15.1%
IPO 06/24/2009	$9.00	-10.0%
52 Week High 05/07/2010	$8.50	-4.7%
52 Week Low 12/16/2009	$5.44	48.9%

1. *Based on 2,163,458,508 total diluted ordinary shares, or 36,057,642 ADS, as of December 31, 2010 per Company management. The total diluted ordinary shares include 2,163,190,740 outstanding ordinary shares (36,053,179 ADS) and 267,768 option shares (4,463 ADS) exercisable up to and including $8.10 per ADS as of March 17, 2011. Due to the use of rounding and the method of converting ADS to ordinary shares, the stated total may not reflect the exact total shares outstanding. The total ADS is calculated based on the ratio of one ADS for 60 ordinary shares.*
2. *Per the latest unaudited financial statements for the year ended December 31, 2010. For valuation purposes, the value of the adjustments have been converted from RMB to USD according to the exchange rate provided by Capital IQ as of March 17, 2011.*
3. *Per Company management, RMB 5.6 million in related party loans are due to Chairman Dr. Yang and Kang Qi Investments as of December 31, 2010. The related party loan was the remainder of the purchase consideration for Kangpeng Nong Hua, which the Company purchased in 2009. Kangpeng Nong Hua was previously directly and indirectly owned by Dr. Yang and Dr. Tang, among others.*
4. *Multiples based on Company management projections.*

HOULIHAN LOKEY | 4

Executive Summary

Financial Analyses Summary

Implied per ADS Reference Range



$12.00
$11.00
$10.00
$9.00
$8.00
$7.00
$6.00
$5.00
$4.00
Price Per ADS
$8.99
$7.59
$8.85
$7.48
$9.33
$7.94
$9.33
$7.37
Transaction Consideration of $8.10 per ADS
Pre-announcement Price per ADS of $6.32 as of 11/10/2010
Selected Companies Analysis
5.25x - 6.25x FYE2010 Adjusted EBITDA
Selected Companies Analysis
5.25x - 6.25x NFY2011 Adjusted EBITDA
Selected Transactions Analysis
5.50x - 6.50x FYE2010 Adjusted EBITDA
Discounted Cash Flow Analysis
Discount Rate: 10.5% - 11.5%
Perpetuity Growth Rate: 4.75% - 5.25%

Note:

No particular weight was attributed to any analysis. Based on 2,163,458,508 total diluted ordinary shares, or 36,057,642 ADS, as of December 31, 2010 per Company management. The total diluted ordinary shares include 2,163,190,740 outstanding ordinary shares (36,053,179 ADS) and 267,768 option shares (4,463 ADS) exercisable up to and including $8.10 per ADS as of March 17, 2011. Due to the use of rounding and the method of converting ADS to ordinary shares, the stated total may not reflect the exact total shares outstanding. The total ADS is calculated based on the ratio of one ADS for 60 ordinary shares.

Financial adjustment items (minority interest, due to related parties, cash and debt) are based on the latest Company-provided financial statements for the fiscal year ended December 31, 2010. For valuation purposes, the value of the adjustment items have been converted from RMB to USD according to the exchange rate provided by Capital IQ as of March 17, 2011.

HOULIHAN LOKEY | 5

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Selected Historical and Projected Financial Data

(Dollars in millions)

	Fiscal Year Ended December 31,			Fiscal Year Ending December 31,		
	2008	2009	2010	2011E	2012E	2013E
Reported Revenue	**$138.1**	**$120.2**	**$164.2**	**$174.8**	**$200.6**	**$244.7**
Revenue Growth %	*NA*	*-13.0%*	*36.6%*	*6.4%*	*14.8%*	*22.0%*
Cost of Goods Sold	(80.4)	(72.6)	(100.2)	(111.6)	(133.3)	(165.0)
Gross Profit	$57.7	$47.6	$64.0	$63.2	$67.3	$79.6
Gross Margin %	*41.8%*	*39.6%*	*39.0%*	*36.2%*	*33.6%*	*32.5%*
Selling, General & Administrative Expenses	(14.6)	(17.3)	(23.5)	(24.8)	(34.3)	(43.2)
Depreciation & Amortization	3.8	5.6	11.0	11.1	9.3	11.9
Total Adjustments[1]	0.3	3.0	(1.1)	0.0	0.0	0.0
Adjusted EBITDA	**$47.3**	**$38.9**	**$50.3**	**$49.5**	**$42.2**	**$48.3**
EBITDA Margin %	*34.2%*	*32.4%*	*30.6%*	*28.3%*	*21.1%*	*19.8%*
Depreciation & Amortization	(3.8)	(5.6)	(11.0)	(11.1)	(9.3)	(11.9)
Adjusted EBIT	**$43.5**	**$33.3**	**$39.4**	**$38.4**	**$33.0**	**$36.5**
EBIT Margin %	*31.5%*	*27.7%*	*24.0%*	*22.0%*	*16.4%*	*14.9%*
Currency Conversion Rate (RMB to USD)[2]	0.147	0.147	0.152	0.152	0.152	0.152
As of Date	12/31/2008	12/31/2009	12/31/2010	03/17/2011	03/17/2011	03/17/2011

1. Total Adjustments:

	2008	2009	2010	2011E	2012E	2013E
Other Operating Expenses (a)	*$0.2*	*$0.9*	*$0.1*	*$0.0*	*$0.0*	*$0.0*
Inventory Write-down (b)	*0.2*	*2.2*	*(0.6)*	*0.0*	*0.0*	*0.0*
Equity in Loss of an Affiliate	*0.0*	*(0.0)*	*(0.5)*	*0.0*	*0.0*	*0.0*
Total Adjustments	***$0.3***	***$3.0***	***($1.1)***	***$0.0***	***$0.0***	***$0.0***

(a) Other operating expenses consist primarily of loss on disposal of property, plant and equipment and miscellaneous costs and expenses.

(b) According to management, during 2010 the Company had a reverse in inventory write-down, resulting in a gain of $0.6 million. The inventory write-down charge was a part of Cost of Goods Sold.

2. Historical 2008 and 2009 audited financials are converted from RMB to USD based on the exchange rates presented in the Company's public filings. The unaudited fiscal year 2010 financials are provided by management and converted from RMB to USD based on the exchange rate as of December 31, 2010 per Capital IQ. Financial forecasts for fiscal year 2011-2013 are converted from RMB to USD at the conversion rate as of March 17, 2011 per Capital IQ.

Sources: Historical financial statements from the Company's public filings. The unaudited fiscal year 2010 financials and the 2011-2013 forecasts were provided by Company management.

HOULIHAN LOKEY | 7

Valuation Support

Selected Companies Analysis[1] – EV/EBITDA

(dollars in millions, except per exchange rate and ADS values)

	Stock Exchange	Trading Currency	Exchange Rate to USD	Share Price[4]	Equity Market Value[4]	Enterprise Value[4]	Enterprise Value[2] to Adjusted EBITDA[3] FYE[5] 12/31/2010	FYE[6] 12/31/2011	FYE[6] 12/31/2012
ATMI Inc.	NasdaqGS	USD	1.00	$17.03	$534.5	$407.3	5.1x	5.3x	4.7x
* Cabot Microelectronics Corp.	NasdaqGS	USD	1.00	$45.90	$1,061.6	$798.6	7.7x	6.3x	NA
Cambrex Corporation.	NYSE	USD	1.00	$4.43	$131.1	$217.3	4.9x	NA	NA
Ferro Corp.	NYSE	USD	1.00	$14.92	$1,286.0	$1,571.7	6.5x	5.2x	NA
* Fujimi Inc.	TSE	JPY	0.01	$12.79	$357.5	$157.2	2.3x	2.1x	NA
Lonza Group AG	SWX	CHF	1.11	$80.50	$4,260.1	$5,540.1	7.2x	7.4x	6.5x
Royal DSM N.V.	ENXTAM	EUR	1.41	$57.58	$9,584.8	$9,448.2	5.4x	4.9x	4.5x
Sigma-Aldrich Corporation	NasdaqGS	USD	1.00	$61.30	$7,597.3	$7,567.3	11.2x	10.5x	9.8x
PCAS SA	ENXTPA	EUR	1.41	$3.59	$49.2	$110.9	5.2x	NA	NA
* American Pacific Corp.	NasdaqGM	USD	1.00	$5.97	$45.0	$119.5	8.5x	NA	NA
EcoGreen Fine Chemicals Group Ltd.	SEHK	HKD	0.13	$0.30	$143.5	$119.9	4.4x	3.3x	2.7x
* Stella Chemifa Corp.	TSE	JPY	0.01	$38.36	$471.8	$577.7	10.2x	7.7x	6.4x
Zhejiang Yongtai Technology Co., Ltd	SZSE	CNY	0.15	$7.81	$887.0	$857.0	55.8x	29.3x	15.8x
Low							2.3x	2.1x	2.7x
High							11.2x	10.5x	9.8x
Median							5.9x	5.3x	5.6x
Mean							6.5x	5.8x	5.8x
Chemspec International Limited	NYSE	USD	1.00	$7.14	$257.4	$247.9	4.9x	5.0x	5.9x
Proposed Chemspec Transaction Multiple	NYSE	USD	1.00	$8.10	$292.1	$282.6	5.6x	5.7x	6.7x

1. No company used in this analysis for comparative purposes is identical to the Company.
2. Enterprise Value equals equity market value + debt outstanding + preferred stock + minority interest – cash and cash equivalents.
3. Adjusted EBITDA refers to Earnings Before Interest, Taxes, Depreciation and Amortization adjusted for certain non-recurring items.
4. Based on reported fully-diluted shares and closing prices as of March 17, 2011.
5. As of March 17, 2011, the following companies have not released their full calendar year 2010 financial information: EcoGreen Fine Chemicals Group Ltd., Stella Chemifa Corp. and Zhejiang Yongtai Technology Co., Ltd. Their FYE 2010 trading multiples were calculated based on compiled research from selected Wall Street research institutions and Capital IQ.
6. FYE 2011 and 2012 trading multiples were calculated based on compiled research from selected Wall Street research institutions and Capital IQ. Chemspec's projected financial metrics are based on Company management-provided forecasts.

*Trading multiples are calculated based on financial information calendarized to the Company's fiscal year end of December 31.
Values shaded in gray are excluded from valuation range.
NA refers to not available.

Sources: Public filings, Capital IQ and select analyst reports from Wall Street research institutions.

HOULIHAN LOKEY | 8

Valuation Support

Selected Transactions Analysis[1]

(dollars in millions)

Announced	Effective	Target	Acquiror	Transaction Value[2]	Transaction Value/ EBITDA[3]	EBITDA Margin %[3]
09/16/2010	11/19/2010	KemFine UK Ltd.	Aurelius AG	NA	NA	NA
09/13/2010	11/18/2010	Synthetech Inc.	W. R. Grace & Co.- Conn	$17.2	NMF	NMF
09/06/2010	Pending	Panreac Quimica, S.A.U.	Illinois Tool Works Inc.	$73.0	NA	NA
05/26/2010	08/30/2010	Mallinckrodt Baker, Inc. (nka:Avantor Performance Materials, Inc.)	New Mountain Capital, LLC	$280.0	5.5x	12.7%
02/17/2010	02/17/2010	Excelsyn Limited	Albany Molecular Research Inc.	$19.0	NA	NA
02/12/2010	03/31/2010	Isochem SA	Aurelius AG	$76.7	NA	NA
02/02/2010	03/31/2010	Ineos Fluor Holdings Ltd.	Mexichem Fluor, S.A. de C.V.	$350.1	NA	NA
12/17/2008	06/25/2009	Shanghai Synica Corporation Ltd.	Shanghai Pengxin Group Co., Ltd.	$87.2	NA	NA
08/05/2008	08/22/2008	Interpharma Praha, a.s.	Otsuka Pharmaceutical Co., Ltd.	NA	NA	NA
06/06/2008	06/06/2008	DanChem Technologies, Inc.	Ensign-Bickford Industries, Inc.	NA	NA	NA
01/04/2008	01/04/2008	FineTech Laboratories Ltd.	RxElite Inc.	$12.2	3.2x	71.9%
10/07/2007	12/31/2007	Rockwood Specialties Group Inc., Electronics Business	OM Group Inc.	$315.6	8.9x	19.1%
09/17/2007	11/30/2007	PPG Industries Inc., Fine Chemicals Business	ZaCh System S.p.A.	$65.0	5.4x	13.0%
09/10/2007	11/30/2007	Evotec AG, Chemical and Pharmaceutical Development Business	Aptuit, Inc.	$56.2	NA	NA
11/29/2006	01/09/2007	Groupe Novasep SAS	Azulis Capital; Gilde Buy-Out Fund III; Gilde Buy Out Partners	$562.1	8.0x	19.5%

	Transaction Value	Transaction Value/ EBITDA	EBITDA Margin %
Low	$12.2	3.2x	12.7%
High	$562.1	8.9x	71.9%
Median	$74.9	5.5x	19.1%
Mean	$159.5	6.2x	27.2%

1. No transaction used in this analysis for comparative purposes is identical to the Transaction.
2. Transaction Value refers to the implied enterprise value of the target company, based on the announced transaction equity price and other public information available at the time of the announcement. Eliminated transactions with transaction value below $10 million.
3. Based on reported metric for the most recent LTM period prior to the announcement of the transaction.

NMF refers to not meaningful.
NA refers to not available.

Source: Capital IQ, Mergermarket, Company websites and filings.

HOULIHAN LOKEY | 9

Valuation Support

Discounted Cash Flow Analysis[1]

(dollars in millions, except per share values)

	Projected Fiscal Year Ending December 31,		
	2011E (2)	2012E	2013E
Revenue	$138.4	$200.6	$244.7
Revenue Growth %	*6.4%*	*14.8%*	*22.0%*
Cost of Goods Sold[3]	(88.3)	(133.3)	(165.0)
SG&A[4]	(19.6)	(34.3)	(43.2)
Depreciation and Amortization[5]	8.8	9.3	11.9
EBITDA	$39.2	$42.2	$48.3
EBITDA Margin %	*28.3%*	*21.1%*	*19.8%*
Depreciation and Amortization[5]	(8.8)	(9.3)	(11.9)
EBIT	$30.4	$33.0	$36.5
Taxes @ 15.0%[6]	(4.6)	(4.9)	(5.5)
Unlevered Earnings	$25.9	$28.0	$31.0
Depreciation and Amortization[5]	8.8	9.3	11.9
Capital Expenditures[7]	(24.1)	(30.4)	(30.4)
Change in Working Capital[8]	20.4	(4.5)	(7.7)
Unlevered Free Cash Flows	$31.0	$2.4	$4.7
Discount Period	0.40	1.29	2.29
Discount Factor @ 11.0%	0.96	0.87	0.79
Present Value of Net Debt-Free Cash Flows	$29.8	$2.1	$3.7

Terminal Value Assumptions	
Revenue based on 5% perpetual growth rate	$256.9
	5.0%
Cost of Goods Sold[3]	(180.6)
SG&A[4]	(45.3)
Depreciation and Amortization[5]	19.8
EBITDA	$50.7
EBITDA Margin	*19.8%*
Depreciation and Amortization[5]	(19.8)
EBIT	$31.0
Taxes @ 15.0%[6]	(4.6)
Unlevered Earnings	$26.3
Depreciation and Amortization[5]	19.8
Capital Expenditures[7] - 10% of Revenue	(25.7)
Working Capital[8] - 17.5% of revenue	(2.1)
Unlevered Free Cash Flows	$18.3

	Implied Terminal Year EBITDA Terminal Multiple[9]		
Discount Rate	4.75%	5.00%	5.25%
10.50%	6.6x	6.9x	7.2x
10.75%	6.3x	6.6x	6.9x
11.00%	6.0x	6.3x	6.6x
11.25%	5.8x	6.0x	6.3x
11.50%	5.6x	5.8x	6.1x

	PV of Terminal Value as a % of Enterprise Value		
Discount Rate	4.75%	5.00%	5.25%
10.50%	88.1%	88.6%	89.1%
10.75%	87.6%	88.1%	88.6%
11.00%	87.1%	87.6%	88.1%
11.25%	86.6%	87.1%	87.6%
11.50%	86.2%	86.6%	87.1%

Discount Rate	Present Value of Cash Flows 2011 - 2013		PV of Terminal Value Based on Perpetual Growth Rate for 2013 Unlevered Free Cash Flow				Implied Enterprise Value				Net Debt and Other[10]		Implied Total Equity Value				Implied Equity Value Per ADS[11]		
			4.75%	5.00%	5.25%		4.75%	5.00%	5.25%				4.75%	5.00%	5.25%		4.75%	5.00%	5.25%
10.50%	$35.7		$264.7	$277.4	$291.3		$300.4	$313.1	$327.0		($9.5)		$309.9	$322.6	$336.5		$8.59	$8.95	$9.33
10.75%	$35.6		$252.4	$264.0	$276.6		$288.0	$299.6	$312.3		($9.5)		$297.5	$309.1	$321.8		$8.25	$8.57	$8.92
11.00%	$35.6	+	$241.0	$251.7	$263.2	=	$276.6	$287.3	$298.8	-	($9.5)	=	$286.1	$296.8	$308.3	=	$7.94	$8.23	$8.55
11.25%	$35.5		$230.6	$240.4	$251.0		$266.1	$275.9	$286.5		($9.5)		$275.6	$285.4	$296.0		$7.64	$7.92	$8.21
11.50%	$35.5		$220.9	$229.9	$239.7		$256.4	$265.4	$275.2		($9.5)		$265.9	$274.9	$284.7		$7.37	$7.62	$7.90

1. Present values as of March 17, 2011; mid-year convention applied. Refer to WACC calculation for derivation of discount rate.
2. Represents a 9.5-month stub period with Valuation Date as of March 17, 2011.
3. Projected Cost of Goods Sold ("COGS") for 2011-2013 were provided by the Company management. Terminal year COGS based on the ratio of COGS to revenue in 2013.
4. Projected Selling, General & Administrative ("SG&A") expenses for 2011-2013 were provided by the Company management. Terminal year SG&A based on the ratio of SG&A to revenue in 2013.
5. Projected depreciation expenses for 2011-2013 were provided by the Company management. Terminal depreciation expense based on assumptions of long term depreciation reaching a steady state of 77.0% of capital expenditures based on the Company management's projections for capital expenditures and useful life of assets of 11.25 years for new fixed assets.
6. Tax at 15.0% for 2011-2013 per Company management.
7. Per Company management, capital expenditure is expected to total approximately RMB 200 million or $30.4 million per year from 2011-2013. Company management expects to spend approximately 10.0% of revenue per year on capital investments once the Company reaches a mature, steady state of operations.
8. Net unlevered cash-free working capital is approximately 34.3% of revenue as of year-end 2010. Per discussion with Company management, the Company's long-term normalized working capital level is between 15%-20% of revenue. Accordingly, the change in working capital for 2011-2013 is calculated based on the assumption that unlevered cash-free working capital will reach 17.5% of revenue in 2011 and throughout the reminder of the forecast period.
9. Implied from corresponding discount rate and perpetual growth rate applied to terminal year unlevered free cash flow.
10. Net debt amount based on Company management-provided unaudited financial statements as of December 31, 2010 and includes cash, minority interest and amount due to related party. This amount has been converted from RMB to USD according to the exchange rate as of March 17, 2011 as provided by Capital IQ.
11. Based on 2,163,458,508 total diluted ordinary shares, or 36,057,642 ADS, as of December 31, 2010 per Company management. The total diluted ordinary shares include 2,163,190,740 outstanding ordinary shares (36,053,179 ADS) and 267,768 option shares (4,463 ADS) exercisable up to and including $8.10 per ADS as of March 17, 2011. Due to the use of rounding and the method of converting ADS to ordinary shares, the stated total may not reflect the exact total shares outstanding. The total ADS is calculated based on the ratio of one ADS for 60 ordinary shares.

HOULIHAN LOKEY | 10

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Stock Trading History

Common Stock Price & Volume History

Closing ADS Price (US $) Daily Volume (In Millions)

$12.00 September 22, 2010 1.0

June 24, 2009 CPC announced $10MM March 10, 2011

CPC went public on September 29, 2009 share repurchase program to The Chairman and his the NYSE at $9.00 CPC announced share be conducted within one year consortium raised the 0.9 per ADS repurchase program of up to of the announcement

$10.00 offer to $8.10 per ADS

$15MM; $1.2MM of ADS 0.8

were purchased by the year-end

0.7

$8.00

0.6

Per ADS

Transaction $6.00 March 10, 2010 0.5

Consideration CPC announced

dividend of $0.003 per November 11, 2010 0.4

ordinary share ($0.18 Dr. Jianhua Yang, Chairman and

$4.00 per ADS) CEO announced a non-binding 0.3

offer to acquire CPC’s

outstanding shares at $8.00 per

$2.00 ADS in cash 0.2

0.1

$0.00 0.0

Daily Volume Closing Stock Price

Source: Capital IQ

Trading Analyses

Relative Stock Performance

Company vs. S&P 500 Index & Selected Companies Index

190.0%

180.0%

170.0%

160.0%

150.0%

140.0%

Prices 130.0%

120.0%

Indexed 110.0%

100.0%

90.0%

80.0%

70.0%

60.0%

50.0%

6/24/09

7/24/09

8/24/09

10/24/09

11/24/09

12/24/09

1/24/10

2/24/10

3/24/10

4/24/10

5/24/10

6/24/10

7/24/10

8/24/10

9/24/10

10/24/10

11/24/10

12/24/10

1/24/11

2/24/11

1. Equal Weighted Index of Selected Companies comprised of: ATMI Inc., Cabot Microelectronics Corporation, Cambrex Corporation, Ferro Corporation, Fujimi Inc., Lonza Group AG, Royal DSM N.V., Sigma-Aldrich Corporation, PCAS SA, American Pacific Corporation, EcoGreen Fine Chemical Group Inc., Stella Chemifa Corp. and Zhejiang Yongtai Technology Co.

Source: Capital IQ

Trading Analyses

Top Shareholders


Other Public Shareholders 20.2%
Total Insider Holdings 58.9%
Total Institutional Holdings 20.9%

(figures in millions)

Current Shareholders

	ADS Held[1]	Ownership %[1]
Insider Holdings		
Insiders:		
Yang, Jianhua	20.0	55.6%
Solar Stone Limited[2]	1.2	3.3%
Total Insider Holdings	**21.2**	**58.9%**
Public Holdings		
Top Institutional Holders:		
Columbia Wanger Asset Management, L.P.	2.1	5.7%
Goldman Sachs Asset Management, L.P.	1.4	3.9%
Martin Currie Investment Management Ltd.	1.1	3.1%
Fidelity Investments	0.9	2.6%
Concord Wise Limited	0.7	1.9%
Total Top Institutional Holders	6.3	17.3%
Other Institutional Holdings	1.3	3.6%
Total Institutional Holdings	**7.5**	**20.9%**
Tang, David Yunhung[3]	3.6	9.9%
JP Morgan Tang Family 2006 Irrevocable Trust[3]	1.5	4.1%
Other Public Shareholders	2.2	6.2%
Total Other Public Shareholders	**7.3**	**20.2%**
Total Public Holdings[4]	14.8	41.1%
ADS Outstanding	36.1	100.0%
Option Shares Exercisable (Converted to ADS)	0.0	0.0%
Total Diluted ADS Outstanding	36.1	100.0%

1. *Based on 2,163,458,508 total diluted ordinary shares, or 36,057,642 ADS, as of December 31, 2010 per Company management. The total diluted ordinary shares include 2,163,190,740 outstanding ordinary shares (36,053,179 ADS) and 267,768 option shares (4,463 ADS) exercisable up to and including $8.10 per ADS as of March 17, 2011. Due to the use of rounding and the method of converting ADS to ordinary shares, the stated total may not reflect the exact total shares outstanding. The total ADS is calculated based on the ratio of one ADS for 60 ordinary shares.*
2. *Solar Stone Limited is 30%, 30%, 20% and 20% owned by Wujun Yang, Yunlong Yuan, Weinian Qi and Yueping Zha, each an employee of the Company. Mr. Yang is a vice president responsible for overseeing the construction of facilities and purchase of raw materials; Mr. Yuan is a vice president responsible for overseeing manufacturing processes and operations; and Mr. Qi and Ms. Zha are non-executive employees.*
3. *Dr. David Yunhung Tang owns 213,300,000 ordinary shares of the Company. Dr. Tang's family also holds 89,100,000 shares via the Tang Family 2006 Irrevocable Trust u/a dated August 23, 2006. Ms. Lan-Fen Hu Tang, the wife of Dr. Tang, controls the voting and investment power over the shares held by J.P. Morgan Trust Company of Delaware.*
4. *Total Public Holdings denotes shares not owned by Executive Officers, Directors and affiliates.*
5. *Calculated based on the ratio of 60 ordinary shares per ADS.*

Source: Capital IQ

HOULIHAN LOKEY | 14

Trading Analyses

Selected Analysts’ Views

(dollars in millions, except per share values)

Opening Price on

Research House1 Date of Report Date of Report View Target Price EV/2011E Revenue EV/2011E EBITDA 2011E Target P/E

Credit Suisse 11/15/2010 $7.90 Buy $9.10 1.0 x 3.2 x 6.7 x

Citi 8/15/2010 $7.60 Buy $8.20 1.1 x 3.2 x 7.1 x

Piper Jaffray 11/12/2010 $7.76 Buy $11.00 1.6 x 5.3 x 8.2 x

Oppenheimer2 9/23/2010 $6.15 Buy $9.00 1.3 x 4.4 x 7.0 x

(Discontinued Coverage on 11/11/2010)3

Low $6.15 $8.20 1.0 x 3.2 x 6.7 x

High $7.90 $11.00 1.6 x 5.3 x 8.2 x

Median $7.68 $9.05 1.2 x 3.8 x 7.1 x

Mean $7.35 $9.33 1.3 x 4.0 x 7.3 x

Note:

1. Other analyst research not included in this analysis: Datamonitor Financial Deals, Life Science Analytics Therapeutic Competitors and Globaldata.

2. 2011E Revenue and EBITDA multiples for Oppenheimer are derived from calculating the actual enterprise value of Chemspec as of the date the report was issued.

3. Oppenheimer discontinued coverage on November 11, 2010, stating in its research report that it believes the stock will no longer trade on the fundamentals due to the take-private transaction. In the prior research report issued on September 23, 2010, Oppenheimer rated the Company’s ADS as a “Buy”.

Source: Thomson Reuters

Trading Analyses

Summary Company Management Projection vs. Wall Street Analysts Projection (2011 & 2012)

Revenue

(dollars in millions)

250.0 $232.1 230.0

210.0 $195.0 $200.9

190.0

$175.0 $184.1

170.0

$167.0

150.0

2011 2012

Range of Analyst

= Estimates = Management Projections

Comparison Table

(dollars in millions)

Analyst Estimates Management

Date Max Min Projections

Revenue 2011 $195.0 $167.0 $175.0

2012 $232.1 $184.1 $200.9

EBITDA 2011 $67.3 $48.7 $49.6

2012 $82.0 $54.1 $42.3

EBITDA Margin 2011 35.6% 29.2% 28.3%

2012 35.3% 29.4% 21.1%

The Wall Street financial consensus forecasts were calculated based on the latest research reports published by Citigroup,

Credit Suisse, Oppenheimer and Piper Jaffray

The 2011 and 2012 financial forecasts were provided by

Company management

EBITDA

(dollars in millions)

90.0

$82.0

80.0

$67.3

70.0

60.0

50.0 $54.1

$49.6

$48.7 $42.3

40.0

30.0

Range of Analyst2011 2012

= Estimates = Management Projections

EBITDA Margin

40.0%

35.6% 35.3%

35.0%

30.0%

29.2% 28.3% 29.4%

25.0%

21.1%

20.0%

15.0%

Range of Analyst 2011 2012

= Estimates = Management Projections

Trading Analyses

Summary Company Management Projection vs. Wall Street Analysts Projection (2011 & 2012) (cont.)

Revenue

(dollars in millions)

$250.0 $215.7

$200.9

$200.0 $175.0 $183.0

$150.0

$100.0

$50.0

$0.0

2011 2012

= Management Forecast = Consensus Analyst Forecast (Mean)

Comparison Table

(dollars in millions)

2011 2012

Company Company

Management Wall Street Management Wall Street

Revenue $175.0 $183.0 $200.9 $215.7

EBITDA 49.6 58.6 42.3 70.2

EBITDA Margin 28.3% 32.1% 21.1% 32.5%

The Wall Street financial consensus forecasts were calculated based on the latest research reports published by Citigroup, Credit Suisse,

Oppenheimer and Piper Jaffray

The 2011 and 2012 financial forecasts were provided by Company management

EBITDA

(dollars in millions)

$80.0 $70.2

$58.6

$60.0 $49.6

$42.3

$40.0

$20.0

$0.0

2011 2012

= Management Forecast = Consensus Analyst Forecast (Mean)

EBITDA Margin

35.0% 32.1% 32.5%

30.0% 28.3%

25.0% 21.1%

20.0%

15.0%

10.0%

5.0%

0.0%

2011 2012

= Management Forecast = Consensus Analyst Forecast (Mean)

Appendix

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Additional Financial Analyses

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Additional Financial Analyses

Financial Analyses Summary

(ADSs outstanding and dollars in millions, except per ADS values)

	Selected Companies Analysis		Selected Companies Analysis		Selected Transactions Analysis		Discounted Cash Flow Analysis	
	FYE 12/31/2010 Adjusted EBITDA		NFY 12/31/2011 Adjusted EBITDA		FYE 12/31/2010 Adjusted EBITDA			
Corresponding Base Amount	$50.3		$49.5		$50.3			
Selected Multiples Range	5.25x	6.25x	5.25x	6.25x	5.50x	6.50x		
Implied Enterprise Value from Operations Reference Range	$264.2	$314.5	$260.1	$309.7	$276.8	$327.1	$256.4	$327.0
Add: Cash and Cash Equivalents as of 12/31/2010	$15.0	$15.0	$15.0	$15.0	$15.0	$15.0	$15.0	$15.0
Implied Total Enterprise Value Reference Range	$279.2	$329.5	$275.1	$324.7	$291.8	$342.1	$271.4	$342.0
Less: Total Debt as of 12/31/2010	$3.8	$3.8	$3.8	$3.8	$3.8	$3.8	$3.8	$3.8
Less: Amount Due to Related Parties as of 12/31/2010[2]	$0.8	$0.8	$0.8	$0.8	$0.8	$0.8	$0.8	$0.8
Less: Minority Interest as of 12/31/2010	$0.9	$0.9	$0.9	$0.9	$0.9	$0.9	$0.9	$0.9
Implied Total Equity Value Reference Range	$273.7	$324.0	$269.6	$319.1	$286.2	$336.6	$265.9	$336.5
ADSs Outstanding[3]	36.1	36.1	36.1	36.1	36.1	36.1	36.1	36.1
Implied Per ADS Reference Range	$7.59	$8.99	$7.48	$8.85	$7.94	$9.33	$7.37	$9.33

1. Financial adjustment items (minority interest, due to related parties, cash and debt) are based on the latest Company-provided financial statements for the fiscal year ended December 31, 2010. For valuation purposes, the value of the adjustment items have been converted from RMB to USD according to the exchange rate provided by Capital IQ as of March 17, 2011.
2. Per Company management, RMB 5.6 million in related party loans are due to Chairman Dr. Yang and Kang Qi Investments as of December 31, 2010. The related party loan was the reminder of the purchase consideration for Kangpeng Nong Hua, which the Company purchased in 2009. Kangpeng Nong Hua was previously directly and indirectly owned by Dr. Yang and Dr. Tang, among others.
3. Based on 2,163,458,508 total diluted ordinary shares, or 36,057,642 ADS, as of December 31, 2010 per Company management. The total diluted ordinary shares include 2,163,190,740 outstanding ordinary shares (36,053,179 ADS) and 267,768 option shares (4,463 ADS) exercisable up to and including $8.10 per ADS as of March 17, 2011. Due to the use of rounding and the method of converting ADS to ordinary shares, the stated total may not reflect the exact total shares outstanding. The total ADS is calculated based on the ratio of one ADS for 60 ordinary shares.

Source: Public filings and Company management-provided unaudited financials.

HOULIHAN LOKEY | 20

Additional Financial Analyses

Historical Income Statement

(dollars in millions)

Audited Audited Unaudited

2008 2009 2010

Revenues, Net $138.1 $120.2 $164.2

Cost of Sales (Goods Sold) 80.4 72.6 100.2

Gross Profit 57.7 47.6 64.0

Operating Expenses:

Selling, General & Administrative 14.4 16.4 23.5

Other Operating Expenses 0.2 0.9 0.1

Total Operating Expenses 14.6 17.3 23.5

Operating Income 43.2 30.3 40.4

Interest Expense 0.4 0.3 0.0

Interest (Income)(0.3)(0.3)(0.3)

Other Expenses (Income) 1.4 0.2 0.6

Nonrecurring Loss (Gain)(0.0)(0.1)(0.8)

Pre-tax Income (Loss) 41.7 30.2 40.9

Income Taxes (Credit)(4.7) 4.2 5.9

Minority Interest(0.6)(0.7)(0.1)

Net Income (Loss) $45.8 $25.3 $34.9

Depreciation & Amortization $3.8 $5.6 $11.0

Stock Compensation 2.6 2.3 0.0

Capital Expenditures 18.7 33.4 37.7

Adjustments $0.3 $3.0($1.1)

Adjusted EBITDA $47.3 $38.9 $50.3

Adjusted EBIT $43.5 $33.3 $39.4

Currency Conversion Rate (RMB to USD) 0.147 0.147 0.152

As of Date 12/31/2008 12/31/2009 12/31/2010

Note:

1. The Company’s 2008 and 2009 historical financial data are converted from RMB to USD at the exchange rate presented in the Company’s 20F and 6K filings. The 2010 unaudited income statement was provided by the Company management and converted from RMB to USD at the exchange rate as of December 31, 2010 per Capital IQ.

Additional Financial Analyses

Historical Balance Sheet

(Dollars in millions)	Audited	Audited	Audited	Unaudited
Assets	**12/31/2007**	**12/31/2008**	**12/31/2009**	**12/31/2010**
Current Assets:				
Cash & Cash Equivalents	$7.8	$26.5	$51.4	$15.0
Restricted Cash	0.5	3.2	5.6	8.6
Accounts Receivable	11.9	20.0	13.8	20.9
Inventories	15.2	32.0	39.8	71.4
Bills Receivable	0.0	0.0	0.2	0.2
Prepayment and Other Receivables	4.8	3.6	5.7	11.1
Deferred Tax Assets	0.0	0.1	0.5	1.0
Receivables from Related Parties	2.3	0.4	0.0	0.0
Total Current Assets	42.7	85.7	116.9	128.2
Net Fixed Assets	29.7	59.4	102.4	132.2
Intangible Assets	4.8	9.3	9.4	10.2
Investment in an Affiliate	0.0	0.0	1.9	1.9
Deferred Assets	0.1	1.5	0.0	0.0
Total Assets	$77.3	$155.9	$230.8	$272.6
Liabilities & Stockholders' Equity				
Current Liabilities:				
Accounts Payable	$5.9	$11.9	$12.0	$21.6
Bills Payable	1.2	4.0	7.3	9.8
Current Maturities	5.5	9.5	0.0	3.8
Accrued Expenses	4.0	9.6	26.8	22.5
Amount Due to Related Parties	5.5	7.5	3.5	0.8
Deferred Income	0.0	0.0	0.0	2.2
Income Taxes Payable	1.1	0.9	0.2	0.8
Total Current Liabilities	23.2	43.5	49.8	61.5
Long-Term Debt	0.0	0.0	1.5	0.0
Deferred Taxes	0.0	2.3	2.6	3.3
Deferred Income	0.0	0.8	2.2	0.5
Total Liabilities	23.2	46.6	56.1	65.2
Minority Interest	1.0	2.2	0.9	0.9
Net Stockholders' Equity	53.1	107.0	173.8	206.5
Total Liabilities & Stockholders' Equity	$77.3	$155.9	$230.8	$272.6
Working Capital				
Net Unlevered Cash-free Working Capital	$20.4	$32.3	$19.2	$56.4
As % of Revenue	*14.8%*	*26.9%*	*11.7%*	*34.3%*
Gross Working Capital	$19.5	$42.1	$67.1	$66.7
As % of Revenue	*14.1%*	*35.1%*	*40.9%*	*40.6%*
Exchange Rate (as of fiscal year-end)	0.137	0.147	0.147	0.152
As of Date	12/31/2007	12/31/2008	12/31/2009	12/31/2010

Note: All historical financial data are converted from RMB to USD at the prevailing exchange rate as of the end of each fiscal period. The exchange rates for year-end 2007-2009 and interim 2010 are based on the exchange rates reported in the Company's 20F and 6K filings. The exchange rate for year-end 2010 is provided by Capital IQ.

HOULIHAN LOKEY | 22

Additional Financial Analyses

Benchmarking Data[1]

Size
(2010 Revenue, millions)

Royal DSM N.V.	$12,746.5
Lonza Group AG	$2,977.8
Sigma-Aldrich Corporation	$2,271.0
Ferro Corp.	$2,101.9
Cabot Microelectronics Corp.	$424.7
Fujimi Inc.	$401.0
ATMI Inc.	$367.3
Stella Chemifa Corp.	$346.4
Cambrex Corporation.	$227.0
PCAS SA	$223.2
American Pacific Corp.	$177.3
Chemspec International Limited	**$164.2**
EcoGreen Fine Chemicals Group Ltd.	$104.2
Zhejiang Yongtai Technology Co., Ltd	$79.7

Size[2]
(Enterprise Value as of 03/17/2011, millions)

Royal DSM N.V.	$9,448.2
Sigma-Aldrich Corporation	$7,567.3
Lonza Group AG	$5,540.1
Ferro Corp.	$1,571.7
Zhejiang Yongtai Technology Co., Ltd	$857.0
Cabot Microelectronics Corp.	$798.6
Stella Chemifa Corp.	$577.7
ATMI Inc.	$407.3
Chemspec International Limited	**$247.9**
Cambrex Corporation.	$217.3
Fujimi Inc.	$157.2
EcoGreen Fine Chemicals Group Ltd.	$119.9
American Pacific Corp.	$119.5
PCAS SA	$110.9

Historical Growth
(2008-2010 Revenue)

Zhejiang Yongtai Technology Co., Ltd	15.7%
EcoGreen Fine Chemicals Group Ltd.	11.5%
Cabot Microelectronics Corp.	11.0%
Chemspec International Limited	**9.0%**
ATMI Inc.	4.1%
Sigma-Aldrich Corporation	1.6%
Royal DSM N.V.	-0.2%
Stella Chemifa Corp.	-2.5%
PCAS SA	-3.0%
Ferro Corp.	-3.2%
Lonza Group AG	-4.5%
Cambrex Corporation.	-4.6%
American Pacific Corp.	-6.3%
Fujimi Inc.	-10.8%

Historical Growth
(2009-2010 Revenue)

ATMI Inc.	44.2%
Chemspec International Limited	**36.6%**
Stella Chemifa Corp.	31.1%
Cabot Microelectronics Corp.	30.3%
Ferro Corp.	26.8%
EcoGreen Fine Chemicals Group Ltd.	26.4%
Fujimi Inc.	24.3%
Royal DSM N.V.	15.1%
Zhejiang Yongtai Technology Co., Ltd	6.8%
Sigma-Aldrich Corporation	5.7%
PCAS SA	3.9%
Lonza Group AG	-0.4%
Cambrex Corporation.	-3.2%
American Pacific Corp.	-4.5%

Projected Growth
(2010-2011 Revenue)

Zhejiang Yongtai Technology Co., Ltd	52.9%
EcoGreen Fine Chemicals Group Ltd.	39.9%
Chemspec (Analyst Forecast)	**11.1%**
Cabot Microelectronics Corp.	10.9%
Ferro Corp.	10.8%
ATMI Inc.	10.0%
Chemspec (Management Forecast)	**6.4%**
Lonza Group AG	6.0%
Sigma-Aldrich Corporation	5.4%
Fujimi Inc.	5.1%
Cambrex Corporation.	5.0%
Stella Chemifa Corp.	3.3%
Royal DSM N.V.	1.7%
PCAS SA	NA
American Pacific Corp.	NA

Historical Growth
(2008-2010 EBITDA)

Cabot Microelectronics Corp.	33.5%
Ferro Corp.	15.6%
ATMI Inc.	10.6%
EcoGreen Fine Chemicals Group Ltd.	8.3%
Zhejiang Yongtai Technology Co., Ltd	7.5%
Sigma-Aldrich Corporation	5.9%
Stella Chemifa Corp.	3.8%
Chemspec International Limited	**3.2%**
Lonza Group AG	2.9%
Royal DSM N.V.	1.6%
PCAS SA	-1.4%
Cambrex Corporation.	-2.8%
Fujimi Inc.	-16.8%
American Pacific Corp.	-38.0%

Historical Growth
(2009-2010 EBITDA)

ATMI Inc.	226.7%
Fujimi Inc.	100.8%
Ferro Corp.	85.8%
Cabot Microelectronics Corp.	63.6%
Stella Chemifa Corp.	34.2%
Zhejiang Yongtai Technology Co., Ltd	31.0%
Chemspec International Limited	**29.3%**
Lonza Group AG	25.6%
Sigma-Aldrich Corporation	12.3%
PCAS SA	9.7%
Cambrex Corporation.	-6.5%
EcoGreen Fine Chemicals Group Ltd.	-8.2%
Royal DSM N.V.	-12.1%
American Pacific Corp.	-50.5%

Projected Growth
(2010-2011 EBITDA)

Zhejiang Yongtai Technology Co., Ltd	90.0%
EcoGreen Fine Chemicals Group Ltd.	34.2%
Ferro Corp.	24.7%
Cabot Microelectronics Corp.	22.3%
Chemspec (Analyst Forecast)	**16.2%**
Royal DSM N.V.	10.1%
Stella Chemifa Corp.	8.6%
Sigma-Aldrich Corporation	6.9%
Fujimi Inc.	5.7%
Chemspec (Management Forecast)	**-1.5%**
Lonza Group AG	-2.2%
ATMI Inc.	-4.4%
Cambrex Corporation.	NA
PCAS SA	NA
American Pacific Corp.	NA

Projected Growth
(5-Fiscal Year EPS)

Fujimi Inc.	28.8%
EcoGreen Fine Chemicals Group Ltd.	25.8%
Cabot Microelectronics Corp.	16.7%
Lonza Group AG	12.8%
ATMI Inc.	12.5%
Ferro Corp.	12.0%
Sigma-Aldrich Corporation	7.5%
Royal DSM N.V.	5.3%
Chemspec International Limited	**NA**
Cambrex Corporation.	NA
PCAS SA	NA
American Pacific Corp.	NA
Zhejiang Yongtai Technology Co., Ltd	NA
Stella Chemifa Corp.	NA

Profitability
(2010 EBIT to 2010 Revenue)

Sigma-Aldrich Corporation	25.6%
Chemspec International Limited	**24.0%**
Cabot Microelectronics Corp.	18.4%
EcoGreen Fine Chemicals Group Ltd.	17.5%
Zhejiang Yongtai Technology Co., Ltd	15.3%
Lonza Group AG	14.0%
Stella Chemifa Corp.	12.7%
ATMI Inc.	11.4%
Fujimi Inc.	10.9%
Cambrex Corporation.	9.8%
Royal DSM N.V.	9.1%
Ferro Corp.	7.8%
PCAS SA	2.1%
American Pacific Corp.	1.0%

Profitability
(2010 EBITDA to 2010 Revenue)

Chemspec International Limited	**30.6%**
Sigma-Aldrich Corporation	29.7%
Lonza Group AG	25.8%
Cabot Microelectronics Corp.	24.4%
EcoGreen Fine Chemicals Group Ltd.	22.1%
ATMI Inc.	21.9%
Zhejiang Yongtai Technology Co., Ltd	21.7%
Stella Chemifa Corp.	19.9%
Cambrex Corporation.	19.4%
Fujimi Inc.	17.3%
Royal DSM N.V.	13.8%
Ferro Corp.	11.5%
PCAS SA	9.6%
American Pacific Corp.	8.0%

Profitability
(Average 2008-2010 EBITDA to Revenue)

Chemspec International Limited	**32.4%**
Sigma-Aldrich Corporation	28.4%
EcoGreen Fine Chemicals Group Ltd.	23.4%
Lonza Group AG	22.9%
Zhejiang Yongtai Technology Co., Ltd	21.3%
Cabot Microelectronics Corp.	20.3%
Cambrex Corporation.	19.4%
Stella Chemifa Corp.	19.0%
ATMI Inc.	17.0%
Fujimi Inc.	15.9%
Royal DSM N.V.	15.1%
American Pacific Corp.	13.8%
PCAS SA	9.3%
Ferro Corp.	9.1%

Profitability
(Average 2008-2010 EBIT to Revenue)

Chemspec International Limited	**27.7%**
Sigma-Aldrich Corporation	24.1%
EcoGreen Fine Chemicals Group Ltd.	19.2%
Zhejiang Yongtai Technology Co., Ltd	15.7%
Cabot Microelectronics Corp.	13.2%
Lonza Group AG	12.6%
Cambrex Corporation.	10.5%
Stella Chemifa Corp.	9.7%
Royal DSM N.V.	9.1%
ATMI Inc.	7.6%
Fujimi Inc.	6.6%
American Pacific Corp.	6.0%
Ferro Corp.	5.0%
PCAS SA	1.7%

Profitability
(2011 EBITDA to 2011 Revenue)

Chemspec (Analyst Forecast)	**32.1%**
Sigma-Aldrich Corporation	30.1%
Chemspec (Management Forecast)	**28.3%**
Cabot Microelectronics Corp.	26.9%
Zhejiang Yongtai Technology Co., Ltd	23.9%
Lonza Group AG	23.8%
EcoGreen Fine Chemicals Group Ltd.	22.3%
Stella Chemifa Corp.	21.0%
ATMI Inc.	19.1%
Fujimi Inc.	17.3%
Royal DSM N.V.	14.9%
Ferro Corp.	13.0%
Cambrex Corporation.	NA
PCAS SA	NA
American Pacific Corp.	NA

Relative Depreciation
(2010 Depreciation to 2010 EBITDA)

American Pacific Corp.	87.8%
PCAS SA	77.6%
Cambrex Corporation.	49.5%
ATMI Inc.	48.0%
Lonza Group AG	46.0%
Fujimi Inc.	36.6%
Stella Chemifa Corp.	36.3%
Royal DSM N.V.	33.9%
Ferro Corp.	31.8%
Zhejiang Yongtai Technology Co., Ltd	29.3%
Cabot Microelectronics Corp.	24.7%
Chemspec International Limited	**21.8%**
EcoGreen Fine Chemicals Group Ltd.	20.8%
Sigma-Aldrich Corporation	13.8%

1. *No company used for comparative purposes is identical to Chemspec.*
2. *Based on public trading prices of common stock as of March 17, 2011.*
3. *Projected 2011 financial metrics for the comparable companies are based on select Wall Street equity research reports. Projected 2011 financial metrics for the subject company are calculated based on figures provided by the Company management.*
4. *Certain companies have not released their 2010 earnings as of the Valuation Date. According, the financial metrics presented herein are based on consensus 2010 estimates as provided by Wall Street analysts or as compiled by Capital IQ. Such companies are: EcoGreen Fine Chemicals Group Ltd., Stella Chemifa Corp. and Zhejiang Yongtai Technology Co., Ltd.*

NA refers to not available.
Source: Capital IQ

HOULIHAN LOKEY | 23

Additional Financial Analyses

Weighted Average Cost of Capital Calculation

(dollars in millions)

	Debt[1]	Preferred Stock[2]	Equity Market Value[3]	Total Capitalization[4]	Debt to Equity Market Value	Debt to Total Capitalization	Preferred Stock to Total Capitalization	Equity Market Value to Total Capitalization
ATMI Inc.	$0.0	$0.0	$534.5	$534.5	0.0%	0.0%	0.0%	100.0%
Cabot Microelectronics Corp.	0.0	0.0	1,061.6	1,061.6	0.0%	0.0%	0.0%	100.0%
Cambrex Corporation.	115.9	0.0	131.1	247.0	88.4%	46.9%	0.0%	53.1%
Ferro Corp.	294.6	9.4	1,286.0	1,590.0	22.9%	18.5%	0.6%	80.9%
Fujimi Inc.	2.1	0.0	357.5	359.6	0.6%	0.6%	0.0%	99.4%
Lonza Group AG	1,555.6	0.0	4,260.1	5,815.6	36.5%	26.7%	0.0%	73.3%
Royal DSM N.V.	2,953.5	0.0	9,584.8	12,538.3	30.8%	23.6%	0.0%	76.4%
Sigma-Aldrich Corporation	539.0	0.0	7,597.3	8,136.3	7.1%	6.6%	0.0%	93.4%
PCAS SA	71.9	0.0	49.2	121.1	146.0%	59.4%	0.0%	40.6%
American Pacific Corp.	105.2	0.0	45.0	150.2	233.6%	70.0%	0.0%	30.0%
EcoGreen Fine Chemicals Group Ltd.	41.7	0.0	143.5	185.2	29.1%	22.5%	0.0%	77.5%
Stella Chemifa Corp.	182.0	0.0	471.8	653.8	38.6%	27.8%	0.0%	72.2%
Zhejiang Yongtai Technology Co., Ltd	33.0	0.0	887.0	919.9	3.7%	3.6%	0.0%	96.4%
Median	$105.2	$9.4	$534.5	$653.8	22.9%	18.5%	0.6%	80.9%
Mean	$453.4	$9.4	$2,031.5	$2,485.6	23.4%	16.1%	0.6%	83.9%
Chemspec International Limited	3.8	0.0	257.4	261.2	1.5%	1.5%	0.0%	98.5%

	Levered Beta[5]	Unlevered Beta[6]	Equity Risk Premium[7]	Size Premium[8]	Cost of Equity[9]	Cost of Debt[10]	Cost of Preferred Stock[11]	WACC[12]
ATMI Inc.	1.35	1.35	5.25%	2.49%	13.7%	0.0%	0.0%	13.7%
Cabot Microelectronics Corp.	1.08	1.08	5.25%	1.73%	11.5%	0.0%	0.0%	11.5%
Cambrex Corporation.	1.46	0.83	5.25%	6.28%	18.1%	3.3%	0.0%	10.9%
Ferro Corp.	2.12	1.77	5.25%	1.73%	17.0%	7.7%	7.0%	15.0%
Fujimi Inc.	0.71	0.70	5.25%	2.85%	10.7%	3.3%	0.0%	10.6%
Lonza Group AG	0.62	0.47	5.25%	0.85%	8.2%	3.0%	0.0%	6.7%
Royal DSM N.V.	0.88	0.70	5.25%	0.74%	9.5%	4.0%	0.0%	8.0%
Sigma-Aldrich Corporation	0.87	0.82	5.25%	0.74%	9.4%	2.9%	0.0%	8.9%
PCAS SA	0.89	0.40	5.25%	6.28%	15.0%	5.5%	0.0%	8.9%
American Pacific Corp.	0.47	0.16	5.25%	6.28%	12.8%	9.0%	0.0%	9.2%
EcoGreen Fine Chemicals Group Ltd.	0.82	0.66	5.25%	6.28%	14.7%	3.8%	0.0%	12.1%
Stella Chemifa Corp.	0.76	0.57	5.25%	1.73%	9.8%	NA	0.0%	9.8%
Zhejiang Yongtai Technology Co., Ltd	(0.30)	(0.29)	5.25%	1.73%	4.3%	6.3%	0.0%	4.3%
Median	0.87	0.70	5.25%	1.73%	12.2%	3.9%	0.0%	10.2%
Mean	1.00	0.79	5.25%	3.05%	12.5%	4.9%	0.5%	10.4%
Chemspec International Limited	0.63	0.62	5.25%	2.85%	10.3%	5.8%	0.0%	10.2%

Numbers in grey boxes are excluded from range

1. Debt amount based on most recent public filing as of March 17, 2010.
2. Preferred stock amount as stated in most recent public filing as of March 17, 2010.
3. Equity market value based on closing price (converted to USD) on March 17, 2010 and on reported fully-diluted common shares and common share equivalents (excludes options) as of the latest publicly available data.
4. Total capitalization equal to equity market value + debt outstanding + preferred stock.
5. 5-year weekly Betas regressed against the MSCI world index.
6. Unlevered Beta = Levered Beta/(1 + ((1 – Tax Rate) * (Debt/Equity Market Value)) + (Preferred Stock/Equity Market Value)).
7. Based on review of studies measuring the historical returns between stocks and bonds, theoretical models such as supply side and demand side models and other materials.
8. Morningstar, 2010 Ibbotson Stocks, Bonds, Bills, and Inflation Valuation Yearbook, pages 90-96.
9. Cost of Equity = Risk Free Rate of Return + (Levered Beta * Equity Risk Premium) + Size Premium. Risk Free Rate of Return as of March 17, 2010, based on 20-year U.S. Treasury bond yield.
10. Based on selected company weighted average interest rate per most recent public filings.
11. Based on selected company weighted average preferred dividend per most recent public filings.
12. Weighted Average Cost of Capital (WACC) = (Cost of Debt * (1 – Tax Rate) * Debt to Total Capitalization) + (Cost of Equity * Equity Market Value to Total Capitalization) + (Cost of Preferred * Preferred Stock to Total Capitalization). See next page for tax rate assumption.. NA refers to not available.

Sources: Capital IQ, Bloomberg, and public filings.

HOULIHAN LOKEY | 24

Additional Financial Analyses

Weighted Average Cost of Capital Calculation (cont.)

Market Assumptions Capital Structure Assumptions Cost of Equity for Computed WACC Cost of Equity based on Subject Company Observed Beta Risk Free Rate of Return1 4.11% Debt to Equity Market Value5 19.2% Selected Unlevered Beta 6 0.79 Observed Levered Beta 9 0.63 Equity Risk Premium2 5.25% Debt to Total Capitalization5 16.1% Computed Levered Beta 7 0.92 Unlevered Beta 10 0.62 Size Premium3 3.65% Preferred Stock to Total Capitalization5 0.0% Cost of Equity8 12.6% Levered Beta 11 0.72

Tax Rate4 15.00% Equity Market Value to Total Capitalization5 83.9% Cost of Equity12 11.5% Cost of Debt5 5.8% Cost of Preferred Stock5 0.0% Computed Weighted Average Cost of Capital based on Average Comparable Companies Beta13 11.4%

Weighted Average Cost of Capital based on Subject Company Observed Beta14 10.5%

Check Selected Company Decile with MM and Trans Approaches Selected Weighted Average Cost of Capital Range 10.5%—- 11.5%

1. Risk Free Rate of Return as of March 17, 2011 based on 20 year U.S. Treasury bond yield.

2. Based on a review of studies measuring the historical returns between stocks and bonds, theoretical models such as supply side anddemand side models and other materials.

3. Morningstar, 2010 Ibbotson Stocks, Bonds, Bills, and Inflation Valuation Yearbook, pages 90-96.

4. Per Company management.

5. Capital structure assumptions are based on review of corresponding metrics of selected companies. The debt to equity market value ratio is calculated based on the selected debt to total capitalization ratio, which is the mean of observed debt to total capitalization ratio of the selected companies. Cost of debt based on the Company’s actual cost of debt per Company management. The Company does not have any preferred stock issued and outstanding as of March 17, 2011.

6. Based on review of selected companies’ unlevered betas.

7. Computed Levered Beta = Selected Unlevered Beta * (1 + ((Debt/Equity Market Value) * (1 – Tax Rate)) + (Preferred Stock/Equity Market Value)). Based on Market and Capital Structure Assumptions.

8. Cost of Equity = Risk Free Rate of Return + (Computed Levered Beta * Equity Risk Premium) + Size Premium. Based on Market Assumptions.

9. Observed Levered beta based on Subject Company’s actual levered beta, per Bloomberg as of March 17, 2011.

10. Unlevered Beta = Observed Levered Beta / (1 + ((Debt / Equity Market Value) * (1 – Tax Rate)) + (Preferred Stock / Equity Market Value)). Unlevered beta based on Subject Company’s Debt outstanding as of December 31, 2010; Preferred Stock outstanding as of December 31, 2011; and Equity Market Value as of March 17, 2011, based on reported fully-diluted shares as of December 31, 2010.

11. Levered Beta = Unlevered Beta * (1 + ((Debt / Equity Market Value) * (1—Tax Rate)) + (Preferred Stock / Equity Market Value)). Based on Market and Capital Structure Assumptions. 12. Cost of Equity = Risk Free Rate of Return + (Levered Beta * Equity Risk Premium) + Size Premium. Based on Market Assumptions.

13. Weighted Average Cost of Capital (WACC) = (Cost of Debt * (1 – Tax Rate) * Debt to Total Capitalization) + (Cost of Equity * Equity Market Value to Total Capitalization) + (Cost of Preferred Stock * Preferred Stock to Total Capitalization). Based on “Cost of Equity for Computed WACC” and Market and Capital Structure Assumptions.

14. Based on “Cost of Equity based on Subject Company Observed Beta” and Market and Capital Structure Assumptions.

Sources: Capital IQ, Bloomberg, and public filings.

Additional Financial Analyses

Premiums Paid Analysis

Global Specialty Chemicals Change-of-Control M&A Transactions

Median Implied Premiums Paid by Year Median One-Month Implied Premiums Paid by Number of Transactions

(One Month Before Announcement in %) (From 2007 to YTD March 2011)

Only transactions with available premium data are considered.

The analysis includes transactions with negative transaction premiums

Includes transactions involving targets with more than $10 million implied enterprise value

Data provided by Capital IQ

80.0%

70.0% 67.6%

60.0%

50.0% 45.6%

40.0%

30.0% 24.7% 25.5% Historical Median:

28.6%

20.0% Chemspec: 24.6%

10.0%

0.0%

2007 2008 2009 2010-YTD 2011

Number of

Transactions: 6 7 8 4

10 Chemspec: 24.6%

9

9

8

7

6

5

4

4 3

3 3

3

2

2

1

1

0

< 0% 0-10% 10-20% 20-30% 30-40% 40-50% > 50%

Total transactions: 25

Global Majority Shareholder Purchasing Remaining Shares

Median Implied Premiums Paid by Year

(One Month Before Announcement in %)

30.0%

22.7% Chemspec: 24.

20.0% 17.6%

15.8%

Historical

13.2% 16.7%

10.0%

0.0%

2007 2008 2009 2010-YTD 2011

Number of

Transactions: 70 116 100 101

Median One-Month Implied Premiums Paid by Number of Transactions

(From 2007 to YTD March 2011)

90 Chemspec: 24.6%

80

80 74

69

70

60 55

50 48

40 33

30 28

20

10

0

< 0% 0-10% 10-20% 20-30% 30-40% 40-50% > 50%

Total transactions: 387

Additional Financial Analyses

Premiums Paid Analysis (cont.)

Global Take-Private Transactions

Median Implied Premiums Paid by Year

(One Month Before Announcement in %)

40.0% 36.7%

29.7% 28.8%

30.0%

Historical Median:

26.4%

20.0% Chemspec: 24.6%

20.0%

10.0%

0.0%

2007 2008 2009 2010-YTD 2011

Median One-Month Implied Premiums Paid by Number of Transactions

(From 2007 to YTD March 2011)

120 Chemspec: 24.6%

102

100

86

81 79

80 68

60

40

40 33

20

0

< 0% 0-10% 10-20% 20-30% 30-40% 40-50% > 50%

Total transactions: 489

Only transactions with available premium data are considered.

The analysis includes transactions with negative transaction premiums

Includes transactions involving targets with more than $10 million implied enterprise value

Data provided by Capital IQ

Global Management Buy-Out Transactions

Median Implied Premiums Paid by Year

(One Month Before Announcement in %)

60.0%

50.0% 45.8% 48.0%

44.1%

40.0%

Historical Median:

30.0% 32.7%

Chemspec: 24.6%

20.9%

20.0%

10.0%

0.0%

2007 2008 2009 2010-YTD 2011

Number of

Transactions: 39 25 17 20

Median One-Month Implied Premiums Paid by Number of Transactions

(From 2007 to YTD March 2011)

40 Chemspec: 24.6%

35

35

30

25

20

16 16

15 13 14

10

6

5

1

0

< 0% 0-10% 10-20% 20-30% 30-40% 40-50% > 50%

Total transactions: 101

Additional Financial Analyses

Premiums Paid Analysis (cont.)

China & Hong Kong Change-of-Control M&A Transactions

Median Implied Premiums Paid by Year

(One Month Before Announcement in %)

26.0%

Chemspec: 24.6%

21.0%

16.0%

16.0%

11.0% 9.9% Historical Median:

6.4% 10.8%

6.0% 3.5%

1.0%

2007 2008 2009 2010-YTD 2011

-4.0%

Number of

Transactions: 31 28 27 36

Median One-Month Implied Premiums Paid by Number of Transactions

(From 2007 to YTD March 2011)

Chemspec: 24.6%

60

51

50

40

30

20

20 18

10 10

10 8

5

0

< 0% 0-10% 10-20% 20-30% 30-40% 40-50% > 50%

Total transactions: 122

Only transactions with available premium data are considered.

The analysis includes transactions with negative transaction premiums

Includes transactions involving targets with more than $10 million implied enterprise value

Data provided by Capital IQ

Disclaimer

This presentation, and any supplemental information (written or oral) or other documents provided in connection therewith (collectively, the “materials”), are provided solely for the information of the Special Committee of the Board of Directors (the “Committee”) of Chemspec International Limited (“Chemspec”, or the “Company”) by Houlihan Lokey in connection with the Committee’s consideration of a potential transaction (the “Transaction”) involving the Company. This presentation is incomplete without reference to, and should be considered in conjunction with, any supplemental information provided by and discussions with Houlihan Lokey in connection therewith. Any defined terms used herein shall have the meanings set forth herein, even if such defined terms have been given different meanings elsewhere in the materials.

The materials are for discussion purposes only and may not be relied upon by any person or entity for any purpose except as expressly permitted by Houlihan Lokey’s engagement letter. The materials were prepared for specific persons familiar with the business and affairs of the Company for use in a specific context and were not prepared with a view to public disclosure or to conform with any disclosure standards under any state, federal or international securities laws or other laws, rules or regulations, and neither the Committee, the Company nor Houlihan Lokey takes any responsibility for the use of the materials by persons other than the Committee. The materials are provided on a confidential basis solely for the information of the Committee and may not be disclosed, summarized, reproduced, disseminated or quoted or otherwise referred to, in whole or in part, without Houlihan Lokey’s express prior written consent.

Notwithstanding any other provision herein, the Company (and each employee, representative or other agent of the Company) may disclose to any and all persons without limitation of any kind, the tax treatment and tax structure of any transaction and all materials of any kind (including opinions or other tax analyses, if any) that are provided to the Company relating to such tax treatment and structure. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws. For this purpose, the tax treatment of a transaction is the purported or claimed U.S. income or franchise tax treatment of the transaction and the tax structure of a transaction is any fact that may be relevant to understanding the purported or claimed U.S. income or franchise tax treatment of the transaction. If the Company plans to disclose information pursuant to the first sentence of this paragraph, the Company shall inform those to whom it discloses any such information that they may not rely upon such information for any purpose without Houlihan Lokey’s prior written consent. Houlihan Lokey is not an expert on, and nothing contained in the materials should be construed as advice with regard to, legal, accounting, regulatory, insurance, tax or other specialist matters. Houlihan Lokey’s role in reviewing any information is limited solely to performing such a review as it shall deem necessary to support its own advice and analysis and shall not be on behalf of the Committee. Any statement contained in the materials as to tax matters was neither written nor intended by Houlihan Lokey or any of its affiliates to be used, and cannot be used by any taxpayer, for the purpose of avoiding tax penalties that may be imposed on such taxpayer. If any person uses or refers to any such tax statement in promoting, marketing or recommending a partnership or other entity, investment plan or arrangement to any taxpayer, then such statement is being delivered to support the promotion or marketing of the transaction or matter addressed and such person should seek advice based on its particular circumstances from an independent tax advisor.

The materials necessarily are based on financial, economic, market and other conditions as in effect on, and the information available to Houlihan Lokey as of, the date of the materials. Although subsequent developments may affect the contents of the materials, Houlihan Lokey has not undertaken, and is under no obligation, to update, revise or reaffirm the materials, except as expressly contemplated by Houlihan Lokey’s engagement letter. The materials are not intended to provide the sole basis for evaluation of the Transaction and do not purport to contain all information that may be required. The materials do not address the underlying business decision of the Company or any other party to proceed with or effect the Transaction, or the relative merits of the Transaction as compared to any alternative business strategies that might exist for the Company or any other party. The materials do not constitute any opinion, nor do the materials constitute a recommendation to the Committee, any security holder of the Company or any other person as to how to vote or act with respect to any matter relating to the Transaction or whether to buy or sell any assets or securities of any company. Houlihan Lokey’s only opinion is the opinion, if any, that is actually delivered to the Committee. The materials may not reflect information known to other professionals in other business areas of Houlihan Lokey and its affiliates.

The analyses contained in the materials must be considered as a whole. Selecting portions of the analyses, analytic methods and factors without considering all analyses and factors could create a misleading or incomplete view. The materials reflect judgments and assumptions with regard to industry performance, general business, economic, regulatory, market and financial conditions and other matters, many of which are beyond the control of the participants in the Transaction. Any estimates of value contained in the materials are not necessarily indicative of actual value or predictive of future results or values, which may be significantly more or less favorable. In addition, any analyses relating to the value of assets, businesses or securities do not purport to be appraisals or to reflect the prices at which any assets, businesses or securities may actually be sold. In preparing the materials, Houlihan Lokey has not conducted any physical inspection or independent appraisal or evaluation of any of the assets, properties or liabilities (contingent or otherwise) of the Company or any other party and has no obligation to evaluate the solvency of the Company or any other party under any law.

Disclaimer (cont.)

All budgets, projections, estimates, financial analyses, reports and other information with respect to operations (including estimates of potential cost savings and expenses) reflected in the materials have been prepared by management of the relevant party or are derived from such budgets, projections, estimates, financial analyses, reports and other information or from other sources, which involve numerous and significant subjective determinations made by management of the relevant party and/or which such management has reviewed and found reasonable. The budgets, projections and estimates contained in the materials may or may not be achieved and differences between projected results and those actually achieved may be material. Houlihan Lokey has relied upon representations made by management of the Company that such budgets, projections and estimates have been reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments of such management (or, with respect to information obtained from public sources, represent reasonable estimates), and Houlihan Lokey expresses no opinion with respect to such budgets, projections or estimates or the assumptions on which they are based. The scope of the financial analysis contained herein is based on discussions with the Company (including, without limitation, regarding the methodologies to be utilized), and Houlihan Lokey does not make any representation, express or implied, as to the sufficiency or adequacy of such financial analysis or the scope thereof for any particular purpose.

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30